UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2006

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 11, 2006, an amendment and restatement of the Edwards Lifesciences Corporation (the “Company”) Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”) was approved by the Company’s stockholders. The Long-Term Stock Program had been approved by the Board of Directors on February 16, 2006, subject to stockholder approval.

The Long-Term Stock Program was amended and restated to effect the following changes:  (i) increase the number of shares of common stock available for issuance by 900,000 shares, from 16,900,000 shares to 17,800,000 shares; (ii)  impose a minimum vesting period of three (3) years on awards under the Long-Term Stock Program; (iii) impose a maximum term of seven (7) years from the grant date for options granted under the Long-Term Stock Program; and (iv) amend the Long-Term Stock Program in light of recent changes in applicable law and regulations. A copy of the Long-Term Stock Program is attached as Exhibit 10.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10	Long-Term Stock Incentive Compensation Program (Amended and Restated as of February 16, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2006

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

10	Long-Term Stock Incentive Compensation Program (Amended and Restated as of February 16, 2006).